Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Eagle Materials Inc.
(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
An indeterminate number or amount, as the case may be, of each class of securities identified in the table above is being registered under the Registration Statement on Form
S-3
to which this filing fee table pertains (the “Registration Statement”) as may from time to time be offered and sold at indeterminate prices or as may be issued upon conversion, redemption, exchange, exercise, or settlement of any securities registered hereunder or pursuant to the anti-dilution provisions of any such securities.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee required in connection with the Registration Statement and will pay any applicable registration fees on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to the Registration Statement based on the fee payment rate in effect on the date of such fee payment.